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                                                                    Exhibit 99.1

                                 REVOCABLE PROXY

                               FNB ROCHESTER CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF FNB ROCHESTER CORP.
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  MAY 17, 1999.

         The undersigned shareholder of FNB Rochester Corp. (the "Company") hereby appoints Michael J. Falcone, Carl R. Reynolds and Francis T. Lombardi, and each of them, with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of the stockholders of the Company to be held at 2:00 p.m., local time on May 17, 1999, at The Crowne Plaza Hotel, 70 State Street, Rochester, New York, and any and all adjournments and postponements thereof (the "Special Meeting"), with all powers which the undersigned would possess if personally present as designated below. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS (AS DESCRIBED HEREIN) AND (2) IN THE DISCRETION OF THE PROXIES AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

               (CONTINUED--TO BE SIGNED AND DATED ON REVERSE SIDE)
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER
AGREEMENTS.

         1. Approval and adoption of the Agreement and Plan of Reorganization and the related Agreement and Plan of Merger, both dated as of December 9, 1998, by and among FNB Rochester Corp., M&T Bank Corporation and Olympia Financial Corp., a wholly owned subsidiary of M&T Bank Corporation, pursuant to which FNB Rochester Corp. would merge into Olympia Financial Corp. and each outstanding share of FNB Rochester Corp. common stock would be converted into either the right to receive $33.00 in cash or 0.06766 of a share of M&T Bank Corporation common stock (with cash to be distributed instead of issuing fractional shares), subject to the terms and conditions contained therein.

                           FOR              AGAINST           ABSTAIN

                           [ ]                [ ]               [ ]

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. To the best of our knowledge, as of the date of the Special Meeting, management of the Company is not aware of any such other business.

         This proxy may be revoked prior to the time it is voted by delivering to the secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Special Meeting and voting in person. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement-Prospectus, dated _____, 1999, for the Special Meeting.

                                     Dated: ____________________

                                     Signature: ________________

                                     Signature: ________________

                                     Title: ____________________

                                                     (Please date and sign here
                                                     exactly as name appears at
                                                     left. When signing as
                                                     attorney, administrator,
                                                     trustee or guardian, give
                                                     full title as such; and
                                                     when stock has been issued
                                                     in the name of two or more
                                                     persons, all should sign.)

                              PLEASE ACT PROMPTLY.
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                  IN THE ENCLOSED POSTAGE-PAID WHITE ENVELOPE.

              IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING WHITE ENVELOPE.